UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  December 30, 2015

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elective Employer Contribution under the Supplemental Executive Retirement Plan.  On December 30, 2015,  the Board of Directors (the “Board”) of Alta Mesa Holdings GP, LLC, the general partner of Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”), authorized an Elective Employer Contribution (as defined in the Supplemental Executive Retirement Plan) for the Company’s named executive officers.  The Elective Employer Contribution for Harlan H. Chappelle, President and Chief Executive Officer, Michael E. Ellis, Vice President and Chief Operating Officer, and Michael A. McCabe, Vice President and Chief Financial Officer, was made effective January 1, 2016 (the “Contribution Date”) with contribution amounts of $1,375,000, $875,000 and $750,000 respectively, and will vest as follows:

VESTING DATE	VESTED PERCENTAGE
December 31, 2016	20%
December 31, 2017	40%
December 31, 2018	60%
December 31, 2019	80%
December 31, 2020	100%

The Elective Employer Contribution for Frank David Murrell, Vice President of Land and Business Development, was made effective January 1, 2016 with a contribution amount of $275,000 and will vest as follows:

VESTING DATE	VESTED PERCENTAGE
December 31, 2016	0%
December 31, 2017	25%
December 31, 2018	50%
December 31, 2019	75%
December 31, 2020	100%

Except as otherwise set forth herein, the contribution amount will be paid to each of the recipients in a single lump sum distribution within 60 days following the fifth anniversary of the Contribution Date, provided that the recipient has been continuously employed by the Company.  In the event of a termination in employment other than as a result of death or disability, the recipient will receive the vested portion of the contribution amount within 60 days of such termination.  A recipient shall receive 100% of the contribution amount within 60 days of an event of death or disability regardless of vesting.  In the event that a recipient is terminated other than for cause within 18 months of a change in control, the entire contribution amount will become fully vested and payable to the recipient.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

January 6, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP